Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Premium Income
Municipal Fund 4, Inc.
33-57130, 811-07432

An annual meeting of the
shareholders of the
Nuveen Premium Income
Municipal Fund 4, Inc.  (the Fund)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to
2. serve until their successors
3. shall have been duly elected
4. and qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 39,310,940
Withhold 580,174

Lawrence H. Brown
For  39,337,269
Withhold 553,845

Jack B. Evans
For  39,318,038
Withhold  573,076

William C. Hunter
For 39,319,754
Withhold  571,360

David J. Kundert
For 39,322,692
Withhold  568,422

William J. Schneider, elected by
Preferred shareholders only
For 13,016
Withhold  91

Timothy R. Schwertfeger, elected by
 Preferred shareholders only
For 13,016
Withhold  91

Judith M. Stockdale
For 39,324,262
Withhold  566,852

Eugene S. Sunshine
For  39,318,914
Withhold  572,200

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in
 the affirmative:
39,240,994 and
the number of negative votes:
  297,387

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007661.